                                                           EXHIBIT 15 (b)(15)(d)

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person(s) whose signature appears below hereby constitutes and appoints Pauletta P. Cohn, Kyle L. Jennings and Robert F. Herbert, Jr. or each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to
(i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws;
(iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

     Signature                       Title                                Date
     ---------                       -----                                ----
/s/ Rodney O. Martin, Jr.            Chairman of the Board of             February 11, 2003
--------------------------           Directors and President
Rodney O. Martin, Jr.

/s/ Nicholas A. O'Kulich             Vice Chairman of the Board of        February 11, 2003
--------------------------           Directors
Nicholas A. O'Kulich

/s/ David L. Herzog                  Executive Vice President and         February 11, 2003
--------------------------           Chief Financial Officer and
David L. Herzog                      Director

/s/ M. Bernard Aidinoff              Director                             February 11, 2003
--------------------------
M. Bernard Aidinoff

/s/ Gary D. Reddick                  Executive Vice President and         February 11, 2003
--------------------------           Director
Gary D. Reddick

/s/ David J. Dietz                   Senior Vice President and            February 11, 2003
--------------------------           Director
David J. Dietz

/s/ Marion E. Fajen                  Director                             February 11, 2003
--------------------------
Marion E. Fajen

/s/ Patrick J. Foley                 Director                             February 11, 2003
--------------------------
Patrick J. Foley

/s/ Cecil C. Gamwell, III            Director                             February 11, 2003
--------------------------
Cecil C. Gamwell, III

/s/ Jack R. Harnes                   Director                             February 11, 2003
--------------------------
Jack R. Harnes

/s/ John I. Howell                   Director                             February 11, 2003
--------------------------
John I. Howell

/s/ William M. Keeler                Director                             February 11, 2003
--------------------------
William M. Keeler

/s/ Martin J. Sullivan               Director                             February 11, 2003
-----------------------------
Martin J. Sullivan

/s/ Elizabeth M. Tuck                Secretary                            February 11, 2003
--------------------------
Elizabeth M. Tuck